UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

PIKE ELECTRIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32582	20-3112047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pike Way

Mount Airy, NC 27030

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 789-2171

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)             On October 31, 2013, Pike Electric Corporation (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”).

(b)             At the Annual Meeting, the Company’s stockholders (i) elected all six of the Company’s nominees for director to serve for a term of one year and until their successors are duly elected and qualified; (ii) approved the adoption of an Agreement and Plan of Merger between the Company and Pike Corporation, a North Carolina corporation and wholly-owned subsidiary of the Company, by which the Company would effect the reincorporation of the Company from Delaware to North Carolina (the “Merger Agreement”); and (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014. Final voting results on each matter submitted to the Company’s stockholders at the Annual Meeting are as follows:

1.	Election of directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
J. Eric Pike	26,158,240	601,913	3,194,236
Charles E. Bayless	26,294,428	465,725	3,194,236
James R. Helvey III	26,290,375	469,778	3,194,236
Peter Pace	24,028,918	2,731,235	3,194,236
Daniel J. Sullivan III	26,292,718	467,435	3,194,236
James L. Turner	26,292,783	467,370	3,194,236

2.	Approval of the adoption of the Merger Agreement:

Votes For	26,619,506
Votes Against	20,287
Abstentions	120,360
Broker Non-Votes	3,194,236

3.	Ratification of the appointment of Ernst & Young LLP:

Votes For	29,268,970
Votes Against	655,430
Abstentions	29,989

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION

Date: November 1, 2013	By: /s/ Anthony K. Slater
	Name:	Anthony K. Slater
	Title:	Executive Vice President and Chief Financial Officer